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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Cohen's Famous Frozen Foods, Inc.
Newark, New Jersey

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 14, 1998, relating to the financial statements of Cohen's Famous Frozen Foods, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


Chicago, Illinois
June 12, 1998


                                            BDO Seidman, LLP